                                                                     Exhibit 8.1

                                Brown & Wood llp

                              1666 K Street, N.W.
                          Washington, D.C. 20006-1208
                            telephone: 202-533-1300
                            facsimile: 202-533-1399


                                  April 9, 2001


Annaly Mortgage Management, Inc.
12 East 41st Street, Suite 700
New York, NY 10017

                     Re: Registration Statement on Form S-3
                         ----------------------------------

Ladies and Gentlemen:

         Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), has requested our opinion concerning certain tax matters in connection with the Company's issuance of shares of its common stock. The issuance of shares is described in a prospectus ("Prospectus") filed September 2, 1999 that is incorporated into the above-referenced Form S-3 Registration Statement filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended through the date hereof. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Prospectus.

         This opinion is based, in part, upon various assumptions and factual representations set forth in the Prospectus and in a letter delivered to us by the Company today. This opinion is also based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all as they exist at the date of this letter. All of the foregoing statutes, regulations, and interpretations are subject to change, in some circumstances with retroactive effect. Any changes to the foregoing authorities might result in modifications of our opinions contained herein.

         In addition, as counsel to the Company, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records, and other documents that we have deemed appropriate for purposes of rendering our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") or other sites on the internet, and the authenticity of the originals of such latter documents.

         Based on the foregoing, we are of the opinion that, commencing with the Company's taxable year ended December 31, 1997, the Company has been and will continue to be organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Code and its method of operating has enabled the Company, and its new york, los angeles, san francisco, beijing, tokyo representative office affiliated with brown & wood, a multinational partnership with offices in london and hong kong

Annaly Mortgage Management, Inc.
April 9, 2001
Page 2


proposed method of operating going forward will enable the Company, to meet the requirements for qualification and taxation as a REIT.

         The Company's qualification as a REIT will depend on the Company's meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for REIT qualification. We will not review these operations and no assurance can be given that the actual operations of the Company and its affiliates will meet these requirements or the representations made to us with respect thereto.

         This opinion is furnished to you for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.1 to the Registration Statement and to the use of our name in connection with the material discussed therein under the caption "Federal Income Tax Considerations" " in the Prospectus or any supplement thereto.


                                                           Very truly yours,


                                                           /s/ Brown & Wood LLP